EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Poverty Dignified, Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended August 31, 2018 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in, the Form 10-K.

Dated: December 14, 2018	Signature:	/s/ John Kevin Lowther
John Kevin Lowther
President and Chief Executive Officer
(Principal Executive Officer)

	Signature:	/s/ George C. Critz III
George C. Critz III
Chief Financial Officer
(Principal Financial Officer)

The foregoing certifications are not deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language contained in such filing.